EXHIBIT 5.1
February 24, 2021

Castlight Health, Inc.
150 Spear Street, Suite 400
San Francisco, California 94105

Ladies and Gentlemen:
As counsel to Castlight Health, Inc., a Delaware corporation (the “Company”), we have examined the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about February 24, 2021 (the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 7,788,353 shares (the “Shares”) of the Company’s Class B Common Stock, $0.0001 par value per share (the “Common Stock”), subject to issuance by the Company upon the exercise or settlement of awards (including any stock option, restricted stock, stock bonus, stock appreciation right, restricted stock unit or award of performance shares) granted or to be granted under the 2014 Equity Incentive Plan, as amended to date (the “Plan”). At your request we are providing this letter to express our opinion on the matters set forth below in this letter (“our opinion”).
In connection with our opinion expressed below we have examined originals or copies of the Company’s certificate of incorporation and bylaws, certain corporate proceedings of the Company’s board of directors and stockholders relating to the Registration Statement, the Plan and the Company’s current certificate of incorporation and bylaws, and such other agreements, documents, certificates and statements of the Company, its transfer agent and public or governmental officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures on documents submitted to us, the conformity to originals of all documents submitted to us as copies, and the absence of any undisclosed termination, waiver or amendment to any document reviewed by us. In giving our opinion, we have also relied upon a Certificate of Good Standing dated February 24, 2021 regarding the Company issued by the Delaware Secretary of State with respect to the Company and representations and certifications made to us by the Company, including without limitation representations in a Management Certificate addressed to us of even date herewith that the Company has available a sufficient number of authorized shares of Common Stock that are not currently outstanding or reserved for issuance under other outstanding securities or plans of the Company, to enable the Company to issue and deliver all of the Shares as of the date of this letter.
We render this opinion only with respect to, and we express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing Delaware General Corporation Law now in effect. We express no opinion with respect to the securities or “blue sky” laws of any state.
Based upon, and subject to, the foregoing, it is our opinion that when the 7,788,353 Shares of Common Stock that may be issued and sold by the Company upon the exercise or settlement of awards (including any stock option, restricted stock, stock bonus, stock appreciation right, restricted stock unit or award of performance shares) granted or to be granted under the Plan, have been issued and sold by the Company against the Company’s receipt of payment therefor (in an amount and type of consideration not less than the par value per Share) in accordance with the terms (including payment provisions) of the Plan and have been duly registered on the books of the transfer agent and registrar for the Shares in the name or on behalf of the holders thereof, such Shares will be validly issued, fully paid and non-assessable.
We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
This opinion is intended solely for use in connection with issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, and does not address any potential change in facts or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,
/s/ Fenwick & West LLP
FENWICK & WEST LLP